10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Select High Yield Bond
Security
Universal Hospital Services 8 1/2 15 Sr. Secured PIK Toggle Notes
Advisor
EIMCO
Transaction
 Date
5/22/07
Cost
"$18,700,000"
Offering Purchase
0.08%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
Wachovia Securities
"Bear, Stearns & Co."

Fund
Select High Yield Bond
Security
Universal Hospital Services 8 1/2 Sr. Secured PIK Toggle Nts 2015
Advisor
EIMCO
Transaction
 Date
7/25/07
Cost
"$187,000"
Offering Purchase
0.08%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
Wachovia Securities
"Bear, Stearns & Co."


Fund
Select High Yield Bond
Security
CMS Energy Corp 6.55% Senior Notes due 2017
Advisor
EIMCO
Transaction
 Date
7/17/07
Cost
"$525,000"
Offering Purchase
0.21%
Broker
Deutsce Bank Securities
Underwriting
Syndicate
Members
Barclays Capital
Citi
JPMorgan
Wachovia Securities

Fund
Select High Yield Bond
Security
Universal Hospital Services Floating Rate Notes due 2015
Advisor
EIMCO
Transaction
 Date
7/25/07
Cost
"$134,000"
Offering Purchase
0.06%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
Wachovia Securities
"Bear, Stearns & Co."

Fund
Select High Yield Bond
Security
Community Health Systems Sr Floating Notes duue 2015
Advisor
EIMCO
Transaction
 Date
7/25/07
Cost
"$1,360,000"
Offering Purchase
0.04%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
Wachovia Securities
"Bear, Stearns & Co."

Fund
Core Bond Fund
Security
Lowe's Companies
Advisor
TAG
Transaction
 Date
9/6/2007
Cost
"$11,000,000.00"
Offering Purchase
 0.09
Broker
JP Morgan
Underwriting
Syndicate
Members
"Wachovia Capital Markets, LLC"
"Banc of America Securities, LLC"
"SunTrust Robinson Humphrey, Inc. "

Fund
Core Bond Fund
Security
Eaton Vance Corp. 6.500% 10-year Senior Notes
Advisor
TAG
Transaction
 Date
9/28/07
Cost
"$10,000,000.00"
Offering Purchase
2.00%
Broker
Citi
Underwriting
Syndicate
Members
Merrill Lynch & Co
UBS Securities LLC
Banc of America Securities LLC
"Wachovia Capital Markets, LLC"